SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                  -------------------------------------------



                                  FORM 8-K
                               Current Report




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report (Date of earliest event reported)            June 20, 1996
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(Exact Name of Company as Specified in its Charter)             Manhattan
                                                          Bagel Company, Inc.


      New Jersey                  0-24388                   22-2981539
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 (State or other              (Commission File             (IRS Employer
 jurisdiction of                  Number)                 Identification
 incorporation or                                             Number)
 organization)



246 Industrial Way West, Eatontown, New Jersey                   07724
- ----------------------------------------------                   -----
(Address of principal executive office)                        (Zip Code)


Company's telephone number, including area code                (908) 544-0155
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                                            N/A
               ------------------------------------------------------------
               Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.OTHER EVENTS.

     On June 20, 1996, Manhattan Bagel Company, Inc. issued the following press release:

          PRESS RELEASE
          FOR IMMEDIATE RELEASE

          MANHATTAN BAGEL TO RESTATE FIRST QUARTER; COMMENTS ON WEST COAST SUBSIDIARY

          NOTE: The Company has scheduled a conference call for June 21, 1996 at 9:00 a.m. E.S.T. Investors, analysts and editors are invited to call 1-800-860-2442. Ask for Manhattan Bagel conference call with Jack Grumet. Please call 10-15 minutes prior to the scheduled time.

               EATONTOWN, N.J. (06/20/96) -- Manhattan Bagel Company, Inc. (NASDAQ: BGLS) announced today that, following the installation of new management at its I&J West Coast subsidiary, it has recently uncovered certain improper bookkeeping entries and accounting practices at the Los Angeles subsidiary in the two most recent quarters. The total amount involved is estimated at approximately $350,000 on a pretax basis.

               As a result, the Board of Directors has authorized a full investigation into the accounting practices at the subsidiary, which is ongoing, and has retained special counsel to assist in the investigation.

               Manhattan Bagel Company Chairman and Chief Executive Officer, Jack Grumet, emphasized that the improprieties were limited to the I&J subsidiary. The practices uncovered included certain improperly recorded franchise fees, payments made for purported public relations work, real estate finders fees, and bonus and vacation pay, and inflated receivables and inventory.

               The Company's independent auditors, Ernst & Young, LLP, have advised that based on the findings to date, the Company will be required to restate its first quarter 1996 Statement of Operations. The restatement is expected to reduce total revenues from $8,194,904 to approximately $8,104,904 and record additional expenses of approximately $260,000. The improprieties occurring prior to the 1996 first quarter were in amounts that were immaterial to the financial statements for the period in which they occurred and are included in the first quarter adjustments. Based on these adjustments, the effect of the restatement will be to reduce first quarter 1996 net income per share from $.12 to $.09.



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               The Company will continue to work closely with counsel and its independent auditors in an effort to assure that all improper accounting practices at the West Coast subsidiary are identified.

               The Company also stated that an operational review undertaken by the new West Coast management suggests that the contribution to the Company's net income to be derived from the Los Angeles store operations will not be at historical levels.

               "The I&J subsidiary has, in recent months, been impacted by increased competition," said Grumet. "Accordingly, we are accelerating our program to improve these operations and locations under the direction of a new management team. These measures include the refurbishment of most of the West Coast stores that we acquired in July of 1995 and January of 1996, as well as increased advertising and promotional activities. We believe that the West Coast operations will operate at a close to break-even level for the remainder of 1996. Going forward, we anticipate that the earnings of those operations will improve as the benefits of the programs are realized.

               "Although we do not minimize their impact, the issues related to the West Coast operations do not, in our view, impair the prospects for the Company's continued success," he continued. "With the increase in the Company's franchise network and the total number of store units, currently at 220, the contribution of the 17 Company-owned I&J stores is less significant to the Company as a whole. The Company is continuing to pursue many opportunities to expand its business, including new master and area franchisees, acquisitions, and additional alternative distribution networks, including co-branding of the Company's products with national or regional chain stores as stand-alone, Company-owned or franchised stores and in-store kiosks and other formats which offer the sales of the Company's products at various third-party retail locations. We believe that the impact of the loss of the West Coast contribution to the Company's net income will be partially offset by the general expansion of the Company's franchise and Company-owned store network and income generated as a result of these opportunities, and that the overall health of the Company and its prospects for the future remain strong."

                                   *    *    *    *
          The Company wishes to caution readers of this press release that the foregoing discussion contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ



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          materially from those discussed.  Such risks and uncertainties include the following factors, among others:

               The opening and success of Manhattan Bagel Company stores will depend on various factors, including the availability of suitable store sites and the negotiation of acceptable lease terms for new locations, the ability of the Company to obtain construction and other necessary permits in a timely manner, the ability to meet construction schedules, the financial and other capabilities of the Company's master franchisees, and general economic and business conditions.

               The Company's success is partially dependent on its ability to attract, retain and contract with suitable franchisees and the ability of these franchisees to open and operate their stores successfully.

               The Company's business may also be subject to changes in consumer tastes, national, regional and local economic conditions, demographic trends, and the type, number and location of competing businesses.

               Competition in the bagel industry is increasing significantly with an increasing number of national, regional and local stores, competing for franchisees and store locations as well as customers.

                                   *    *    *    *
          Manhattan Bagel, headquartered in Eatontown, NJ, has a total of 220 franchised and Company-owned stores operating in 15 states and Canada. The Company also operates bagel dough and cream cheese spread manufacturing plants in Eatontown and Moorestown, NJ; Greenville, SC; and Los Angeles, CA. An additional plant is expected to open in Calgary, Alberta, this month.

               CONTACT:  Manhattan Bagel Company, Inc.
                         Jack Grumet
                         908-544-0155



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                         SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MANHATTAN BAGEL COMPANY, INC.


Date:     June 24, 1996                 By:  /s/ Jack Grumet
                                           --------------------------------
                                            Jack Grumet
                                            Chairman and Chief Executive Officer



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